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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) March 7, 2002

                               AXEDA SYSTEMS INC.
                           --------------------------

               (Exact name of registrant as specified in charter)


             DELAWARE                 000-26287           23-2763854
             --------                 ---------           ----------
   (State of other jurisdiction      (Commission        (IRS Employer
        of incorporation)            File Number)     Identification No.)


    257 Great Valley Parkway, Malvern, Pennsylvania          19355
        --------------------------------------               -----
       (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code (800) 700-0362

                          RAVISENT Technologies Inc.
                                --------------
        (Former name or former address, if changed since last report.)
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                      Item 9.  Regulation FD disclosure

The Company is furnishing the following information pursuant to Regulation FD.

The Company is reaffirming its previous guidance:


     Revenue for the year ended December 31, 2002 is expected to be $20 million, representing a 65% increase from eMation Ltd. stand-alone revenue of $12.2 million for the year ended December 31, 2001;

     Our cash balance at December 31, 2002 is expected to be approximately $30 million;

     Revenue for the first quarter of 2002 is expected to be between $3.5 million and $4 million; and

     The Company will begin to be cash flow positive in the first quarter of 2003.


The Company expects revenue for the second quarter of 2002 to be between $3.5 million and $4 million.



The Company expects revenue for the year ended December 31, 2003 to be between $31 million and $35 million, which represents growth of between 55% and 75% of our expected revenue for the year ended December 31, 2002.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AXEDA SYSTEMS INC.
                                 (Registrant)


Date:  March 7, 2002                   By:  /s/ Thomas J. Fogarty
                                       ------------------------------------
                                       Thomas J. Fogarty,
                                       Executive Vice President,
                                       Chief Financial Officer and Treasurer